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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 22, 2008

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                 0-51202                    11-2917728

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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)

                                      of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

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NA

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01

Other Events

On May 21, 2008, Cordia Corporation, (“Cordia”) a Nevada corporation, held its annual shareholder’s meeting. The shareholders voted on four (4) proposals:  (1) the election of five (5) nominees to the board of directors, (2) the ratification of the appointment of Lazar, Levine & Felix LLP to serve as its Independent Registered Public Accounting Firm for fiscal 2008, (3) the approval of compensation for members of the Board of Directors and (4) to consider and accept such other business that may properly come before the meeting.

The purpose of this filing is to disclose the results of the meeting.  The following individuals were elected to serve on the board until the next shareholders meeting:  Joel Dupré, Kevin Griffo, Robert Majernik, John Scagnelli, and Yoshiyasu Takada.  Following the meeting Mr. Dupré was chosen by his peers to continue to serve as Chairman of the Board.  The selection of Lazar, Levine, & Felix LLP to serve as it Independent Registered Public Accounting Firm for fiscal 2008 was ratified.  The proposal to award monetary compensation in the amount of $12,000 per annum for independent directors sitting on Cordia’s Board and up to an aggregate of $10,000 of in the form of restricted stock and/or stock options was ratified. No further business was considered at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                             Cordia Corp.

                                                                                                                              By: /s/ Joel Dupré

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Date: May 22, 2008                                                                                             Joel Dupré, Chief Executive Officer,

                                                                                                                              Duly Authorized Officer